Affinity Bancshares, Inc.

Announces Third Quarter 2023

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.6 million for the three months ended September 30, 2023, as compared to $1.9 million for the three months ended September 30, 2022.

	At or for the three months ended,
Performance Ratios:	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net income (in thousands)	$1,623	$1,590	$1,722	$1,699	$1,861
Diluted earnings per share	0.25	0.24	0.26	0.26	0.27
Common book value per share	18.50	18.34	18.02	17.73	17.37
Tangible book value per share (1)	15.63	15.47	15.20	14.92	14.57
Total assets (in thousands)	855,431	876,905	932,302	791,283	776,390
Return on average assets	0.74%	0.71%	0.84%	0.84%	0.95%
Return on average equity	5.42%	5.37%	5.90%	5.78%	6.30%
Equity to assets	13.85%	13.45%	12.69%	14.80%	14.84%
Tangible equity to tangible assets (1)	11.95%	11.59%	10.92%	12.75%	12.75%
Net interest margin	3.36%	3.17%	3.58%	3.85%	4.12%
Efficiency ratio	71.78%	71.68%	69.73%	71.38%	67.62%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $1.6 million for the three months ended September 30, 2023, as compared to $1.9 million for the three months ended September 30, 2022, as a result of an increase in deposit interest expense offset by an increase in interest income.
•
Net income was $4.9 million for nine months ended September 30, 2023 as compared to $5.4 million for the nine months ended September 30, 2022, as a result of an increase in deposit interest expense and recognition of the remaining fair value mark on the acquired Federal Home Loan Bank advances that was recognized upon payoff during the first quarter 2022, partially offset by an increase in interest income.

.

Results of Operations

•
Net interest income was $6.9 million for the three months ended September 30, 2023 compared to $7.5 million for the three months ended September 30, 2022. The decrease was due to an increase in deposit costs partially offset by an increase in interest income.
•
Net interest income was $20.5 million for the nine months ended September 30, 2023 compared to $22.4 million for the nine months ended September 30, 2022. The decrease was due to an increase in deposit costs and recognition of the remaining fair value mark on acquired FHLB advances that was recognized upon payoff during the first quarter of 2022, partially offset by an increase in interest income.
•
Net interest margin for the three months ended September 30, 2023 decreased to 3.36% from 4.12% for the three months ended September 30, 2022. Net interest margin for the nine months ended September 30, 2023 decreased to 3.36% from 4.24% for the nine months ended September 30, 2022. The decreases in the margin relate to increases in our costs of funds exceeding our increases in our yield on interest-earning assets. The decrease in the margin for the nine months ended September 30, 2023 was also impacted by the fair value mark on the FHLB advances from acquisition that was recognized upon payoff during the first quarter of 2022.
o
Adjusted net interest margin for the nine months ended September 30, 2023 (see Non-GAAP reconciliation) decreased 59 basis points from 3.95% at nine months ended September 30, 2022 to 3.36%.
•
Noninterest income increased $37,000 to $630,000 for the three months ended September 30, 2023 and remained stable at $1.8 million for the nine months ended September 30, 2023 and 2022.
•
Non-interest expense decreased $84,000 to $5.4 million for the three months ended September 30, 2023 compared to the respective period in 2022, due to decreases in salaries, occupancy, and advertising expenses offset by increases in data processing and other expenses. Non-interest expense decreased $601,000 to $15.9 million for the nine months ended September 30, 2023 compared to the respective period in 2022 and was a result of the FHLB prepayment penalties paid in first quarter 2022 and decreases in salaries expense.

Financial Condition

•
Total assets increased $64.1 million to $855.4 million at September 30, 2023 from $791.3 million at December 31, 2022, as we increased cash to further enhance liquidity.
•
Total gross loans increased $14.8 million to $661.0 million at September 30, 2023 from $646.2 million at December 31, 2022. The increase was due to steady loan demand.
•
Non-owner occupied office loans totaled $25.4 million at September 30, 2023; average LTV on these loans is 43.0%
o
$9.3 million medical/dental tenants
o
$16.1 million to other various tenants.
•
Investment securities held-to-maturity unrealized losses were $970,000, net of tax. Investment securities available-for-sale unrealized losses were $7.8 million, net of tax.
•
Cash and cash equivalents increased to $61.5 million at September 30, 2023 from $26.3 million at December 31, 2022, primarily due to an increase in deposits.
•
Deposits increased by $51.9 million to $709.0 million at September 30, 2023 compared to $657.2 million at December 31, 2022, in part due to an increase in certificates of deposits of $96.3 million offset by a $44.5 million decrease in non-time deposits, as customers increased deposits in higher-yielding accounts during the current interest rate environment. The certificates of deposit increase included brokered deposits issued in 2023 totaling $72.4 million. Brokered deposits have an average life of 2.6 years and an average interest rate of 4.87%.
•
Uninsured deposits were approximately $98.7 million at September 30, 2023 and represented 13.9% of total deposits.
•
Borrowings increased by $10.0 million to $20.0 million at September 30, 2023 compared to $10.0 million at December 31, 2022 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

•
Non-performing loans increased to $7.6 million at September 30, 2023 from $6.7 million at December 31, 2022.
•
The allowance for credit losses as a percentage of non-performing loans was 120.6% at September 30, 2023, as compared to 138.8% at December 31, 2022.
•
Allowance for credit losses to total loans decreased to 1.39% at September 30, 2023 from 1.46% at December 31, 2022.
•
Net loan charge-offs were $114,000 for the nine months ended September 30, 2023, as compared to net recoveries of $108,000 for the nine months ended September 30, 2022.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended September 30,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$660,456	$9,113	5.47%	$639,115	$7,734	4.80%
Investment securities held-to-maturity	34,158	525	6.10%	—	—	—
Investment securities available-for-sale	49,242	461	3.71%	44,690	289	2.56%
Interest-earning deposits and federal funds	68,892	889	5.12%	39,384	189	1.91%
Other investments	2,053	36	6.96%	1,163	12	4.19%
Total interest-earning assets	814,801	11,024	5.37%	724,352	8,224	4.50%
Non-interest-earning assets	51,971			49,770
Total assets	$866,772			$774,122

Interest-bearing liabilities:
Interest-bearing checking accounts	$90,682	$73	0.32%	$98,473	$47	0.19%
Money market accounts	142,346	987	2.75%	159,478	100	0.25%
Savings accounts	81,756	569	2.76%	83,484	187	0.89%
Certificates of deposit	232,276	2,286	3.90%	89,871	291	1.28%
Total interest-bearing deposits	547,060	3,915	2.84%	431,306	625	0.57%
FHLB advances and other borrowings	20,000	208	4.13%	13,696	73	2.12%
Total interest-bearing liabilities	567,060	4,123	2.88%	445,002	698	0.62%
Non-interest-bearing liabilities	180,868			211,986
Total liabilities	747,928			656,988
Total stockholders' equity	118,844			117,134
Total liabilities and stockholders' equity	$866,772			$774,122
Net interest rate spread			2.49%			3.88%
Net interest income		$6,901			$7,526
Net interest margin			3.36%			4.12%

	For the Nine Months Ended September 30,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$659,416	$26,131	5.30%	$616,141	$22,013	4.78%
Investment securities held-to-maturity	33,733	1,549	6.14%	—	—	—
Investment securities available-for-sale	49,616	1,299	3.50%	46,585	827	2.37%
Interest-earning deposits and federal funds	69,340	2,527	4.87%	43,125	286	0.89%
Other investments	2,285	109	6.38%	1,117	30	3.57%
Total interest-earning assets	814,390	31,615	5.19%	706,968	23,156	4.38%
Non-interest-earning assets	51,675			51,687
Total assets	$866,065			$758,655

Interest-bearing liabilities:
Interest-bearing checking accounts	$92,614	$172	0.25%	$97,463	$134	0.18%
Money market accounts	139,726	2,472	2.37%	151,654	282	0.25%
Savings accounts	88,528	1,680	2.54%	84,042	356	0.57%
Certificates of deposit	207,734	5,691	3.66%	91,493	840	1.23%
Total interest-bearing deposits	528,602	10,015	2.53%	424,652	1,612	0.51%
FHLB advances and other borrowings	33,975	1,109	4.36%	12,350	(874)	-9.46%
Total interest-bearing liabilities	562,577	11,124	2.64%	437,002	738	0.23%
Non-interest-bearing liabilities	184,871			203,164
Total liabilities	747,448			640,166
Total stockholders' equity	118,617			118,489
Total liabilities and stockholders' equity	$866,065			$758,655
Net interest rate spread			2.55%			4.15%
Net interest income		$20,491			$22,418
Net interest margin			3.36%			4.24%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(unaudited)
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$5,441	$2,928
Interest-earning deposits in other depository institutions	56,062	23,396
Cash and cash equivalents	61,503	26,324
Investment securities available-for-sale	48,012	46,200
Investment securities held-to-maturity (estimated fair value of $32,925, net of allowance for credit losses of $42 at September 30, 2023 and estimated fair value of $26,251 at December 31, 2022)	34,183	26,527
Other investments	4,885	1,082
Loans	661,016	646,234
Allowance for credit loss on loans	(9,211)	(9,325)
Net loans	651,805	636,909
Other real estate owned	2,901	2,901
Premises and equipment, net	3,872	4,257
Bank owned life insurance	15,991	15,724
Intangible assets	18,414	18,558
Other assets	13,865	12,801
Total assets	$855,431	$791,283
Liabilities and Stockholders' Equity
Liabilities:
Non-interest-bearing checking	$170,654	$190,297
Interest-bearing checking	92,177	91,167
Money market accounts	144,439	148,097
Savings accounts	79,446	101,622
Certificates of deposit	222,329	125,989
Total deposits	709,045	657,172
Federal Home Loan Bank advances and other borrowings	20,000	10,025
Accrued interest payable and other liabilities	7,910	6,983
Total liabilities	736,955	674,180
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,404,961 issued and outstanding at September 30, 2023 and 6,605,384 issued and outstanding at December 31, 2022)	64	66
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	60,978	63,130
Unearned ESOP shares	(4,639)	(4,795)
Retained earnings	69,832	65,357
Accumulated other comprehensive loss	(7,759)	(6,655)
Total stockholders' equity	118,476	117,103
Total liabilities and stockholders' equity	$855,431	$791,283

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$9,113	$7,734	$26,131	$22,013
Investment securities	1,022	301	2,957	857
Interest-earning deposits	889	189	2,527	286
Total interest income	11,024	8,224	31,615	23,156
Interest expense:
Deposits	3,915	625	10,015	1,612
FHLB advances and other borrowings	208	73	1,109	(874)
Total interest expense	4,123	698	11,124	738
Net interest income before provision for credit losses	6,901	7,526	20,491	22,418
Provision for credit losses	—	187	7	654
Net interest income after provision for credit losses	6,901	7,339	20,484	21,764
Noninterest income:
Service charges on deposit accounts	426	420	1,222	1,205
Other	204	173	638	631
Total noninterest income	630	593	1,860	1,836
Noninterest expenses:
Salaries and employee benefits	3,007	3,187	9,047	9,219
Occupancy	637	675	1,919	1,798
Advertising	59	128	238	326
Data processing	525	486	1,504	1,476
FHLB prepayment penalties	—	—	—	647
Other	1,178	1,014	3,176	3,019
Total noninterest expenses	5,406	5,490	15,884	16,485
Income before income taxes	2,125	2,442	6,460	7,115
Income tax expense	502	581	1,525	1,680
Net income	$1,623	$1,861	$4,935	$5,435
Weighted average common shares outstanding
Basic	6,417,754	6,652,811	6,500,562	6,683,052
Diluted	6,493,114	6,752,152	6,575,923	6,782,393
Basic earnings per share	$0.25	$0.28	$0.76	$0.81
Diluted earnings per share	$0.25	$0.27	$0.75	$0.80

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended
Non-GAAP Reconciliation	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$18.50	$18.34	$18.02	$17.73	$17.37
Effect of goodwill and other intangibles	(2.87)	(2.87)	(2.82)	(2.81)	(2.80)
Tangible book value per common share	$15.63	$15.47	$15.20	$14.92	$14.57
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	13.85%	13.45%	12.69%	14.80%	14.84%
Effect of goodwill and other intangibles	(1.90)%	(1.86)%	(1.77)%	(2.05)%	(2.09)%
Tangible equity to tangible assets (1)	11.95%	11.59%	10.92%	12.75%	12.75%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.

	For the
	Nine Months Ended September 30,
	2023	2022
Operating net income reconciliation
Net income (GAAP)	$4,935	$5,435
FHLB mark from called borrowings	—	(988)
FHLB prepayment penalties	—	647
Income tax expense	—	87
Operating net income	$4,935	$5,181
Weighted average diluted shares	6,575,923	6,782,393
Adjusted diluted earnings per share	$0.75	$0.76

Net interest income	$20,491	$22,418
FHLB mark from called borrowings	—	(988)
Adjusted Net interest income	$20,491	$21,430
Adjusted Net interest income reconciliation
Net interest margin (GAAP)	3.36%	4.24%
Effect of FHLB mark from called borrowings	0.00	(0.29)
Adjusted Net interest margin	3.36%	3.95%